(..continued)

                                     BY-LAWS

                                       OF

                         Cinergy Global Chandler I, Inc.

                                October 19, 2000

                                TABLE OF CONTENTS

                                    ARTICLE I
                                     Offices

Section 1.1. Offices.                                                        1
                                   ARTICLE II
                             Stockholders' Meetings

Section 2.1. Annual Meeting.                                                 1
Section 2.2. Notice of Annual Meeting.                                       1
Section 2.3. Special Meetings.                                               1
Section 2.4. Notice of Special Meeting.                                      1
Section 2.5. Waiver of Notice.                                               2
Section 2.6. Quorum.                                                         2
Section 2.7. Voting.                                                         2
Section 2.8. Written Consent of Stockholders in Lieu of Meeting.             2

                                   ARTICLE III
                                    Directors

Section 3.1. Duties and Powers.                                              3
Section 3.2. Number and Election of Directors.                               3
Section 3.3. Vacancies.                                                      3
Section 3.4. Meetings.                                                       3
Section 3.5. Quorum.                                                         3
Section 3.6. Actions of Board.                                               4
Section 3.7. Meetings by Means of Conference Telephone.                      4
Section 3.8. Committees.                                                     4
Section 3.9. Compensation                                                    4
Section 3.10. Contracts and Transactions Involving Directors                 4

                                   ARTICLE IV
                                    Officers

Section 4.1. Officers.                                                       5
Section 4.2. Appointment, Terms, and Vacancies.                              5
Section 4.3. Chairman of the Board.                                          5
Section 4.4. Chief Executive Officer                                         5
Section 4.5. President.                                                      6
Section 4.6. Vice Presidents.                                                6
Section 4.7(a). Secretary.                                                   6
Section 4.7(b). Assistant Secretaries.                                       6
Section 4.8. Treasurer.                                                      7
Section 4.9. Comptroller.                                                    7
Section 4.10. Other Officers.                                                7

                                    ARTICLE V
                                  Capital Stock

Section 5.1. Form and Execution of Certificates.                             7
Section 5.2. Signatures.                                                     8
Section 5.3. Lost Certificates.                                              8
Section 5.4. Transfers.                                                      8
Section 5.5. Record Date.                                                    8
Section 5.6. Beneficial Ownership Rights.                                    8

                                   ARTICLE VI
                                     Notices

Section 6.1. Notices.                                                        9
Section 6.2. Waivers of Notice.                                              9

                                   ARTICLE VII
                               General Provisions

Section 7.1. Dividends.                                                      9
Section 7.2. Disbursements.                                                  9
Section 7.3. Voting Securities Owned by the Corporation.                     9
Section 7.4. Fiscal Year.                                                   10
Section 7.5. Corporate Seal.                                                10

                                  ARTICLE VIII
                                 Indemnification

Section 8.1. Power to Indemnify in Actions, Suits or Proceedings
             Other than Those By or in the Right of the Corporation.        10
Section 8.2. Power to Indemnify in Actions, Suits or Proceedings
             By or in the Right of the Corporation.                         10
Section 8.3. Authorization of Indemnification.                              11
Section 8.4. Good Faith Defined.                                            11
Section 8.5. Indemnification by a Court.                                    12
Section 8.6. Expenses Payable in Advance.                                   12
Section 8.7. Nonexclusivity of Indemnification and Advancement of Expenses. 12
Section 8.8. Insurance.                                                     12
Section 8.9. Certain Definitions.                                           13
Section 8.10. Survival of Indemnification and Advancement of Expenses.      13
Section 8.11. Limitation on Indemnification.                                13
Section 8.12. Indemnification of Employees and Agents.                      13

                                   ARTICLE IX
                                   Amendments

Section 9.1. Amendments.                                                    14

                                    ARTICLE X
                                Emergency By-Laws

Section 10.1. Emergency By-Laws.                                            14

                                     By-Laws

                                       Of

                         Cinergy Global Chandler I, Inc.

                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                     Offices

               Section 1.1. Offices. To the extent not otherwise provided in the
          Certificate of Incorporation,  the principal office of the Corporation shall  be at 139 East  Fourth  Street,  Cincinnati,  Ohio  45202.  The
          Corporation  may have such other  offices at such other  places as the
          Board of Directors may from time to time determine, or as the business of the Corporation may require.

                                   ARTICLE II

                             Stockholders' Meetings

               Section  2.1.   Annual   Meeting.   The  annual  meeting  of  the
          stockholders  may be held at such place,  time, and date designated by
          the  Board  of   Directors   for  the  election  of   directors,   the
          consideration  of the reports to be laid before the  meeting,  and the transaction  of such  other  business  as may be  brought  before  the meeting.

               Section  2.2.  Notice of  Annual  Meeting.  Notice of the  annual meeting shall be given in writing to each stockholder entitled to vote thereat,  at such address as appears on the records of the Corporation at least ten (10) days and not more than forty-five (45) days prior to the meeting.

               Section  2.3.   Special   Meetings.   Special   meetings  of  the
          stockholders  may be called at any time by the  Chairman of the Board, the Chief Executive Officer, or the President, or by a majority of the members of the Board of Directors acting with or without a meeting, or by the persons who hold in the  aggregate the express  percentage,  as provided by statute,  of all shares  outstanding  and entitled to vote thereat,  upon notice in writing,  stating the time, place and purpose of the meeting.  Business  transacted at all special meetings shall be confined to the objects stated in the call.

               Section  2.4.  Notice  of  Special  Meeting.  Notice of a special meeting,  in  writing,  stating the time,  place and purpose  thereof, shall be given to each stockholder  entitled to vote thereat, at least twenty (20) days and not more than  forty-five  (45) days prior to the meeting.

               Section  2.5.  Waiver of  Notice.  Notice of the time,  place and purpose of any  meeting of  stockholders  may be waived by the written assent of every stockholder  entitled to notice, filed with or entered upon the records of the  meeting,  either  before or after the holding thereof.

               Section  2.6.  Quorum.  The holders of shares  entitling  them to exercise a  majority  of the  voting  power,  or, if the vote is to be taken by classes,  the holders of shares of each class  entitling them to exercise a majority of the voting  power of that class,  present in person  or by  proxy  at  any  meeting  of  the  stockholders,  unless otherwise specified by statute, shall constitute a quorum.

               If, however,  at any meeting of the stockholders,  a quorum shall fail to attend in person or by proxy,  a majority  in  interest of the stockholders  attending in person or by proxy at the time and place of such meeting may adjourn the meeting from time to time without further notice  (unless the meeting has been  adjourned for over thirty days), other than by announcement at the meeting at which such adjournment is taken,  until a quorum is present.  At any such  adjourned  meeting at which a quorum shall be present,  any business may be transacted which might have been transacted at the meeting originally called.

               Section 2.7. Voting. At each meeting of the stockholders,  except as otherwise  provided by statute or the Certificate of Incorporation, every  holder of record of stock of the class or classes  entitled  to vote at such  meeting  shall be entitled to vote in person or by proxy appointed by an instrument in writing  subscribed by such  stockholder and bearing a date, not later than such time as expressly  provided by statute,  prior to said meeting unless some other  definite  period of validity shall be expressly provided therein.

               Each stockholder  shall have one (1) vote for each share of stock having voting power, registered in his or her name on the books of the
          Corporation,  at the date fixed for  determination of persons entitled to  vote at the  meeting  or,  if no  date  has  been  fixed,  then as expressly provided by statute.  (e.g., either the date of the meeting, the date next  proceeding the day of the meeting,  or any such similar governing  time frame).  Cumulative  voting shall be permitted only as expressly provided by statute.

               At any meeting of stockholders,  a list of stockholders  entitled to vote,  alphabetically  arranged,  showing the number and classes of shares held by each on the date fixed for  closing  the books  against transfers or the record date fixed as hereinbefore  provided (or if no such date has been fixed,  then as  hereinbefore  stated as  expressly provided  by  statute)  shall  be  produced  on  the  request  of  any stockholder,  and  such  list  shall be prima  facie  evidence  of the ownership  of shares and of the right of  stockholders  to vote,  when certified by the Secretary or by the agent of the  Corporation  having charge of the transfer of shares.

               Section 2.8.  Written Consent of Stockholders in Lieu of Meeting.
          Any action  required or  permitted  by  statute,  the  Certificate  of
          Incorporation,  or these By-Laws, to be taken at any annual or special meeting of  stockholders  of the  Corporation,  may be taken without a meeting, without prior notice and without a vote, if a written consent in lieu of a  meeting,  setting  forth the  action so taken,  shall be signed by all the  stockholders  entitled  to vote  thereon.  Any such written  consent  may be given by one or any  number of  substantially concurrent written  instruments of substantially  similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing,  and filed with the records of the  Corporation.  Any such written consent shall be effective as of the effective date thereof as specified therein.

                                   ARTICLE III

                                    Directors

               Section 3.1.  Duties and Powers.  The business and affairs of the
          Corporation shall be managed by or under the direction of the Board of
          Directors which may exercise all such powers of the Corporation and do all  such  lawful  acts  and  things  as  are  not,  by  statute,  the
          Certificate of Incorporation,  or these By-Laws,  directed or required to be exercised or done by the stockholders.

               Section  3.2.  Number and  Election  of  Directors.  The Board of
          Directors  shall  consist of not less than three nor more than fifteen members,  the  exact  number  of which  shall be fixed by the Board of
          Directors.  Directors  shall be elected  annually by  stockholders  at their  annual  meeting,  in a manner  consistent  with  statute and as provided  in  Article  II,  Section  2.8 of  these  By-Laws,  and each director so elected shall hold office until his/her  successor is duly elected  and  qualifies,  or  until  his/her  earlier  resignation  or removal.  Any  director  may  resign  at any time  upon  notice to the
          Corporation.  Directors need not be stockholders and shall fulfill the residency requirements as and if provided by statute. Any director may be removed at any time with or without cause by a majority vote of the stockholders, unless otherwise provided by statute.

               Section   3.3.    Vacancies.    Vacancies   and   newly   created
          directorships, resulting from any increase in the authorized number of directors,  may be  filled  by a  majority  of the  directors  then in office,  and  the  directors  so  chosen  shall  hold  office  for the unexpired term of the predecessor and/or until the next annual meeting of  stockholders,  and until  their  successors  are duly  elected and qualify, or until their earlier resignation or removal.

               Section 3.4. Meetings. Regular meetings of the Board of Directors may be held at such time,  place, and upon such notice as the Board of
          Directors  may from time to time  determine.  Special  meetings of the
          Board of  Directors  may be called by the  Chairman of the Board,  the
          Chief  Executive  Officer,  the President,  or by members of the board
          (the express  percentage  of the latter as  minimally  provided for by statute).  Notice  thereof  stating  the  place,  date and hour of the meeting shall be given to each director  either by mail (not less than forty-eight  (48) hours before the date of the meeting),  by telephone or telegram  (on  twenty-four  (24) hours'  notice) or on such shorter notice  as the  person  or  persons  calling  such  meeting  may  deem necessary or appropriate in the circumstances.

               Section  3.5.  Quorum.  Except as may be  otherwise  specifically provided for by statute,  the  Certificate of  Incorporation  or these
          By-Laws, at all meetings of the Board of Directors,  a majority of the
          entire  Board  of  Directors   shall   constitute  a  quorum  for  the
          transaction  of business  and the act of a majority  of the  directors present at any meeting at which there is a quorum  shall be the act of the  Board of  Directors.  If a quorum  shall  not be  present  at any meeting of the Board of Directors,  the directors  present thereat may adjourn  the  meeting  from time to time,  without  notice  other than announcement at the meeting, until a quorum shall be present.

               Section 3.6. Actions of Board.  Unless otherwise  provided by the
          Certificate of Incorporation of the Corporation or these By-Laws,  any action  required or  permitted to be taken at any meeting of the Board of Directors,  or of any committee(s)  thereof, may be taken without a meeting,  if all the  members  of the Board of  Directors,  or of such committee(s),  as the case may be, consent thereto in writing, and the writing(s)  is filed with the minutes of  proceedings  of the Board of
          Directors,  or of such  committee(s),  of the  Corporation.  Any  such written  consent  to  action  of the  Board of  Directors,  or of such committee(s),  shall be  effectuated  by the  signature  of the member lastly  consenting  thereto in writing,  unless the consent  otherwise specified a prior or subsequent effective date.

               Section 3.7.  Meetings by Means of Conference  Telephone.  Unless
          otherwise   provided  by  the  Certificate  of  Incorporation  of  the
          Corporation  or these By-Laws,  members of the Board of Directors,  or any committee(s) thereof, may participate in a meeting of the Board of
          Directors, or of such committee(s),  as the case may be, by means of a conference telephone or similar  communications  equipment by means of which all  persons  participating  in the meeting can hear each other, and  participation  in a meeting  pursuant  to this  Section 3.7 shall constitute presence in person at such meeting.

               Section  3.8.   Committees.   The  Board  of  Directors  may,  by
          resolution  passed by a  majority  of the entire  Board of  Directors, designate,  from  time  to  time as  they  may  see  fit,  one or more committees,  each such  committee  to  consist of three or more of the directors of the Corporation. The Board of Directors may designate one or more  directors as alternate  members of any such committee who may replace any absent or  disqualified  member at any meeting of any such committee.  In  the  absence  or  disqualification  of a  member  of a committee,  and in the  absence  of a  designation  by  the  Board  of
          Directors of an alternate member to replace the absent or disqualified member,  the member or members  thereof present at any meeting and not disqualified  from voting,  whether or not he/she or they constitute a quorum,  may  unanimously  appoint  another  member  of the  Board  of
          Directors  to  act at  the  meeting  in the  place  of any  absent  or disqualified  member. Any committee,  to the extent allowed by statute and provided in the resolution establishing such committee, shall have and  may  exercise  all the  powers  and  authority  of the  Board  of
          Directors  in  the  management  of the  business  and  affairs  of the
          Corporation.  Each committee  shall keep regular minutes and report to the Board of Directors when required.

               Section  3.9.  Compensation.  Each  director  of the  Corporation
          (other than directors who are salaried  officers of the Corporation or any of its  affiliates)  shall be entitled to receive as  compensation for services such reasonable compensation,  which may include pension, disability and death benefits,  as may be determined from time to time by the Board of Directors. Reasonable compensation may also be paid to any person other than a director  officially called to attend any such meeting.

               Section 3.10. Contracts and Transactions Involving Directors.  No
          contract or transaction between the Corporation and one or more of its directors  or  officers,  or  between  the  Corporation  and any other corporation,  partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial  interest,  shall be void or voidable solely for this reason,  or solely  because  the  director or officer is present at or participates  in the meeting of the Board of  Directors  or  committee thereof  which  authorizes  the  contract  or  transaction,  or solely because  his/her or their votes are  counted for such  purpose if: (i)
          the material facts as to his/her or their relationship or interest and as to the contract or  transaction  are  disclosed or are known to the
          Board of  Directors  or the  committee,  and the Board of Directors or committee in good faith  authorizes the contract or transaction by the affirmative votes of a majority of the disinterested  directors,  even though the disinterested  directors be less than a quorum; or (ii) the material facts as to his/her or their  relationship or interest and as to the  contract  or  transaction  are  disclosed  or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
          (iii) the contract or transaction is fair as to the  Corporation as of the time it is  authorized,  approved  or  ratified,  by the  Board of
          Directors,  a  committee  thereof  or  the  stockholders.   Common  or
          interested  directors may be counted in determining  the presence of a quorum at a meeting of the Board of Directors or of a committee  which authorizes the contract or transaction.

                                   ARTICLE IV

                                    Officers

               Section  4.1.  Officers.  The officers of the  Corporation  shall consist of a President, a Secretary,  and a Treasurer, and may consist of a Chairman of the Board, a Chief Executive  Officer, a Comptroller,
          one or more Vice Presidents,  one or more Assistant  Secretaries,  and such  other  officers  as the  board  shall  from  time to  time  deem necessary.  Any  number  of  offices  may be held by the same  person,
          unless   otherwise   prohibited  by  statute,   the   Certificate   of
          Incorporation, or these By-Laws.

               Section 4.2.  Appointment,  Terms,  and  Vacancies.  The Board of
          Directors,  at its first  meeting  held after each  annual  meeting of stockholders of the Corporation (i.e., the annual organization meeting of  the  Board  of  Directors),  shall  appoint  the  officers  of the
          Corporation  who shall  hold  their  offices  for such terms and shall exercise  such powers and perform  such duties as shall be  determined from time to time by the board,  and such  officers  shall hold office until their  successors are chosen and shall  qualify,  or until their earlier  resignation or removal from office.  Any officer appointed by the Board of Directors  may be removed at any time by the  affirmative vote of a majority of the board.  Any vacancy  occurring in any office of the Corporation shall be filled by the Board of Directors.

               Section 4.3. Chairman of the Board. The Chairman of the Board, if
          there be one, shall be a director and shall preside at all meetings of the Board of Directors  and, in the absence or incapacity of the Chief
          Executive Officer and the President, meetings of the stockholders, and shall,  subject to the board's  direction and control,  be the board's representative and medium of communication, and shall have the general powers and duties as are  incident  to the office of  Chairman  of the
          Board of a corporation.

               Section  4.4.  Chief  Executive  Officer.   The  Chief  Executive
          Officer,  if  there  be one,  shall  preside  at all  meetings  of the stockholders  and, in the absence or incapacity of the Chairman of the
          Board, meetings of the Board of Directors. The Chief Executive Officer
          shall from time to time report to the Board of  Directors  all matters within his or her knowledge which the interests of the Corporation may require  be  brought  to their  notice.  Where  the  offices  of Chief
          Executive Officer and President are held by different individuals, the
          President will report directly to the Chief Executive Officer.

               Section  4.5.  President.   The  President  shall  be  the  chief
          operating  officer  of the  Corporation,  and shall have  general  and active  management  and  direction of the affairs of the  Corporation, shall have  supervision of all  departments and of all officers of the
          Corporation, shall see that the orders and resolutions of the Board of
          Directors,  or of any  committee(s)  thereof,  are carried  fully into effect,  and shall have the general  powers and duties of  supervision and  management  as are  incident  to the  office  of  President  of a corporation.  In the  absence  or  incapacity  of the Chief  Executive
          Officer,  the President also shall be the chief  executive  officer of the Corporation.

               Section 4.6. Vice  Presidents.  The Vice Presidents shall perform such duties as the Board of Directors shall from time to time require.
          In the absence or  incapacity  of the  President,  the Vice  President designated by the Board of Directors (including by the Chairman of the
          Board), the Chief Executive  Officer,  or the President shall exercise the powers and duties of the President.

               Section  4.7(a).   Secretary.  The  Secretary  shall  attend  all
          meetings  of the Board of  Directors  and of the  stockholders  of the
          Corporation,  and act as clerk  thereof,  and record all votes and the minutes  of all  proceedings  in a book to be kept for  that  purpose, shall record all written  business  transactions,  shall  perform like duties for the standing  committees when required,  and shall have the general  powers and duties as are  incident to the office of Secretary of a  corporation.  The  Secretary  shall give,  or cause to be given, proper notice of all meetings of the  stockholders and of the Board of
          Directors, and shall perform such other duties as may be prescribed by the Board of Directors  (including by the Chairman of the Board),  the
          Chief Executive  Officer,  or the President.  The Secretary shall have custody  of the  seal,  if there be one,  of the  Corporation  and the
          Secretary  or any  Assistant  Secretary,  if there be one,  shall have authority to affix the same to any instrument requiring it and when so affixed,  it may be attested by the  signature of the  Secretary or by the signature of any such Assistant Secretary. (The Board of Directors may give general  authority to any other  officer to affix the seal of the Corporation and to attest the affixing by his/her signature).  The
          Secretary shall see that all books, reports, statements,  certificates and other  documents  and  records  required  by statute to be kept or filed are properly kept or filed, as the case may be.

               Section  4.7(b).  Assistant  Secretaries.  At the  request of the
          Secretary,  or in  his  or her  absence  or  incapacity  to  act,  the
          Assistant  Secretary  or,  if there be more than  one,  the  Assistant
          Secretary designated by the Secretary, shall perform the duties of the
          Secretary  and when so  acting  shall  have all the  powers  of and be subject  to all  the  restrictions  of the  Secretary.  The  Assistant
          Secretaries  shall  perform such other duties as may from time to time be  assigned  to them by the  Board  of  Directors  (including  by the
          Chairman of the Board), the Chief Executive Officer, the President, or
          the Secretary.

               Section 4.8.  Treasurer.  The  Treasurer  shall be the  financial officer of the Corporation,  shall keep full and accurate  accounts of all collections,  receipts and disbursements in books belonging to the
          Corporation,  shall deposit all moneys and other  valuable  effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors,  shall disburse the funds of the  Corporation  as may be  ordered  by  the  Board  of  Directors
          (including by the Chairman of the Board), the Chief Executive Officer,
          or the President, taking proper vouchers therefor, and shall render to the President, the Chief Executive Officer, the Chairman of the Board,
          and/or  directors  at any meeting of the board,  or whenever  they may require it, and to the annual meeting of the stockholders,  an account of all  his or her  transactions  as  Treasurer  and of the  financial condition of the  Corporation,  and shall have the general  powers and duties as are incident to the office of Treasurer of a corporation. If required  by the Board of  Directors,  the  Treasurer  shall  give the
          Corporation  a bond in a form and in such sum with  surety as shall be satisfactory to the Board of Directors for the faithful performance of his  or her  duties  as  Treasurer  and  for  the  restoration  to the
          Corporation, in the case of his or her death, resignation,  retirement or removal  from office,  of all books,  papers,  vouchers,  money and other property of whatever kind in his or her possession, or under his or her control, and belonging to the Corporation.  The Treasurer shall perform  such  other  duties  as may be  prescribed  by the  Board  of
          Directors  (including  by  the  Chairman  of  the  Board),  the  Chief
          Executive Officer, or the President.

               Section 4.9. Comptroller. The Comptroller shall have control over all  accounts  and records of the  Corporation  pertaining  to moneys, properties, materials and supplies, and shall have executive direction over the  bookkeeping  and  accounting  functions  and shall  have the general powers and duties as are incident to the office of comptroller of a corporation.  The Comptroller  shall perform such other duties as may be prescribed by the Board of Directors (including by the Chairman of the Board), the Chief Executive Officer,  the President,  or a Vice
          President.

               Section  4.10.  Other  Officers.   Such  other  officers  of  the
          Corporation  as the Board of Directors  may appoint shall perform such duties and have such  powers as from time to time may be  assigned  to them by the board.  The Board of  Directors  may delegate to any other officer of the  Corporation  the power to appoint such other  officers and to prescribe their respective duties and powers.

                                    ARTICLE V

                                  Capital Stock

               Section 5.1. Form and Execution of Certificates. The certificates for shares of the capital  stock of the  Corporation  shall be of such form and content, not inconsistent with statute and the Certificate of
          Incorporation,  as shall be approved by the Board of Directors.  Every holder  of  stock  in the  Corporation  shall  be  entitled  to have a certificate signed, in the name of the Corporation,  by (i) either the
          Chairman of the Board, the Chief Executive Officer, the President or a
          Vice  President  and (ii) by any one of the  following  officers:  the
          Secretary or an Assistant  Secretary or the  Treasurer or an Assistant
          Treasurer.  All certificates  shall be consecutively  numbered in each class of shares.  The name and address of the person owning the shares represented thereby,  with the number of shares and the date of issue, shall be entered on the Corporation's books.

               Section  5.2.  Signatures.  Any or all  of  the  signatures  on a certificate may be a facsimile thereof. In case any officer,  transfer agent or registrar  who has signed or whose  facsimile  signature  has been placed upon a  certificate  shall have ceased to be such officer, transfer agent or registrar before such certificate is issued,  it may be issued by the  Corporation  with the same  effect as if he/she were such officer, transfer agent or registrar at the date of issue.

               Section 5.3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued  by the  Corporation  alleged  to have  been  lost,  stolen  or destroyed,  upon the making of an affidavit of that fact by the person claiming the  certificate  of stock to be lost,  stolen or  destroyed.
          When  authorizing  such  issue  of a new  certificate,  the  Board  of
          Directors may, in its  discretion and as a condition  precedent to the issuance thereof,  require the owner of such lost, stolen or destroyed certificate, or his/her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the
          Corporation  a bond in such sum as it may direct as indemnity  against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

               Section  5.4.  Transfers.  The capital  stock of the  Corporation shall be  transferable  in the manner provided by statute and in these
          By-Laws.  Transfers  of  shares  shall  be  made on the  books  of the
          Corporation  only by the person named in the certificate or by his/her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

               Section  5.5.  Record  Date.  In order that the  Corporation  may determine  the  stockholders  entitled  to notice of or to vote at any meeting of  stockholders or any  adjournment  thereof,  or entitled to express consent to corporate  action in writing without a meeting,  or entitled to receive  payment of any dividend or other  distribution or allotment of any rights, or entitled to exercise any rights in respect of any change,  conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such  meeting,  nor more than sixty days prior to any  other  action.  A  determination  of  stockholders  of  record entitled  to notice of or to vote at a meeting of  stockholders  shall apply to any adjournment of the meeting;  provided,  however, that the
          Board  of  Directors  may fix a new  record  date  for  the  adjourned meeting.

               Section 5.6.  Beneficial  Ownership Rights. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends,  and to vote as such  owner,  and to hold  liable for calls and  assessments  a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or  shares on the part of any other  person,  whether  or not it shall have express or other notice thereof,  except as otherwise provided by statute.

                                   ARTICLE VI

                                     Notices

               Section  6.1.  Notices.  Whenever  written  notice is required by statute,  the  Certificate  of  Incorporation,  or these By-Laws to be given to any director,  member of a committee,  or  stockholder,  such notice may be given by mail, addressed to each such person, at his/her address as it appears on the records of the Corporation,  with postage thereon  prepaid,  and such notice  shall be deemed to be given at the time when the same shall be deposited in the United States mail, or as otherwise  provided  by  statute.  Written  notice  may  also be given personally or by telegram, telex or cable.

               Section 6.2.  Waivers of Notice.  Whenever any notice is required by statute,  the Certificate of Incorporation,  or these By-Laws to be given to any director, member of a committee, or stockholder, a waiver thereof in writing,  signed by the person or persons  entitled to said notice,  whether  before or after the time  stated  therein,  shall be deemed equivalent thereto.

                                   ARTICLE VII

                               General Provisions

               Section 7.1.  Dividends.  Dividends upon the capital stock of the
          Corporation,  subject to any provision  imposed by the  Certificate of
          Incorporation,  may be  declared  by the  Board  of  Directors  at any regular or special meeting, or by written consent to the action of the board without such  meeting(s),  and may be paid in cash, in property, or in shares of the capital  stock.  Before  payment of any  dividend, there may be set aside out of any funds of the  Corporation  available for dividends  such sum or sums as the Board of Directors from time to time,  in its  absolute  discretion,  deems  proper  as a  reserve  or reserves to meet contingencies,  or for equalizing  dividends,  or for repairing or maintaining any property of the  Corporation,  or for any proper  purpose,  and the Board of Directors may modify or abolish any such reserve.

               Section 7.2.  Disbursements.  All checks or demands for money and notes of the  Corporation  shall be signed by such officer or officers or such other  person or persons  as the Board of  Directors  may from time to time designate.

               Section 7.3. Voting  Securities Owned by the Corporation.  Powers
          of attorney, proxies, waivers of notice of meeting, consents and other instruments  relating to securities  owned by the  Corporation  may be executed in the name of and on behalf of the  Corporation by the Chief
          Executive Officer, the President,  any Vice President,  the Secretary,
          or any Assistant  Secretary,  and any such officer may, in the name of and on behalf  of the  Corporation,  take all such  action as any such officer  may  deem  advisable  to vote in  person  or by  proxy at any
          meeting  of  security   holders  of  any   corporation  in  which  the
          Corporation  may own  securities and at any such meeting shall possess and  may  exercise  any and  all  rights  and  power  incident  to the ownership of such  securities  and which,  as the owner  thereof,  the
          Corporation  might have exercised and possessed if present.  The Board of Directors may, by resolution,  from time to time confer like powers upon any other person or persons.

               Section  7.4.  Fiscal  Year.  The fiscal year of the  Corporation shall  begin on the first day of January  and end on the  thirty-first day of December each year.

               Section 7.5.  Corporate  Seal.  The seal of the  Corporation  (if
          there  be  one)  shall  have   inscribed   thereon  the  name  of  the
          Corporation, the year of its incorporation, the words "Corporate Seal"
          and "Delaware", and any such other emblem or device as approved by the
          Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE VIII

                                 Indemnification

               Section 8.1. Power to Indemnify in Actions,  Suits or Proceedings
          Other  than  Those By or in the Right of the  Corporation.  Subject to
          Section 8.3 of this Article VIII, the Corporation  shall indemnify any person who was or is a party to or is threatened to be made a party to any  threatened,  pending or  completed  action,  suit or  proceeding, whether civil,  criminal,  administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director or officer of the Corporation,  or is or was a director or officer of the Corporation serving at the request of the  Corporation  as a director  or  officer,  employee or agent of another  corporation,  partnership,  joint  venture,  trust,  employee
          benefit  plan  or  other  enterprise,   against  expenses   (including
          attorneys'  fees),  judgments,  fines and amounts  paid in  settlement actually and  reasonably  incurred by him/her in connection  with such action,  suit or  proceeding,  if he/she  acted in good faith and in a manner he/she reasonably  believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding,  had no reasonable cause to believe his/her conduct was unlawful.  The  termination  of any  action,  suit  or  proceeding  by judgment,  order,  settlement,  conviction,  or  upon a plea  of  nolo
          contendere  or  its  equivalent   shall  not,  of  itself,   create  a
          presumption  that the person did not act in good faith and in a manner which he/she  reasonably  believed to be in or not opposed to the best interests of the Corporation  and, with respect to any criminal action or proceeding,  had reasonable  cause to believe that his/her  conduct was unlawful.

               Section 8.2. Power to Indemnify in Actions,  Suits or Proceedings
          By or in the Right of the Corporation.  Subject to Section 8.3 of this
          Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed  action or suit by or in the right of the  Corporation to procure a judgment  in its favor by reason of the fact that  he/she is or  was a  director  or  officer  of the  Corporation,  or is or was a director or officer of the  Corporation  serving at the request of the
          Corporation  as a  director,  officer,  employee  or agent of  another corporation,  partnership, joint venture, trust, employee benefit plan or other  enterprise  against  expenses  (including  attorneys'  fees)
          actually and  reasonably  incurred by him/her in  connection  with the defense or  settlement  of such action or suit if he/she acted in good faith  and in a  manner  he/she  reasonably  believed  to be in or not opposed  to the best  interests  of the  Corporation;  except  that no indemnification shall be made in respect of any claim, issue or matter as to which  such  person  shall have been  adjudged  to be liable for negligence  or misconduct  in the  performance  of his/her duty to the
          Corporation,  unless  and only to the  extent  that the court in which such action or suit was brought shall determine upon application that, despite  the  adjudication  of  liability  but  in  view  of  all  the circumstances  of the  case,  such  person is  fairly  and  reasonably entitled to  indemnity  for such  expenses  which the court shall deem proper.

               Section    8.3.    Authorization    of    Indemnification.    Any
          indemnification  under this Article  VIII (unless  ordered by a court)
          shall be made by the  Corporation  only as  authorized in the specific case upon a  determination  that  indemnification  of the  director or officer  is proper in the  circumstances  because  he/she  has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 of this Article VIII, as the case may be. Such determination  shall be made (i) by the  Board of  Directors  by a  majority  vote of a quorum consisting of directors  who were not parties to such action,  suit or proceeding,  or (ii) if such a quorum is not  obtainable,  or, even if
          obtainable  a  quorum  of  disinterested   directors  so  directs,  by
          independent  legal  counsel  in a  written  opinion,  or  (iii) by the stockholders.  To the extent,  however,  that a director or officer of the  Corporation  has been  successful  on the merits or  otherwise in defense of any  action,  suit or  proceeding  described  above,  or in defense  of any  claim,  issue  or  matter  therein,  he/she  shall be indemnified against expenses (including  attorneys' fees) actually and reasonably  incurred by him/her in connection  therewith,  without the necessity of authorization in the specific case.

               Any  determination  made  by the  disinterested  directors  or by independent  legal  counsel  under  this  section  shall  be  promptly communicated  to the person who  threatened  or brought  the action or suit by or in the right of the  Corporation  under Section 8.1 and 8.2 of this  Article  VIII,  and,  within ten days  after  receipt of such notification,  such persons shall have the right to petition the court
          (at  courts'  discretion)  in which such action or suit was brought to review the reasonableness of such determination.

               Section   8.4.   Good  Faith   Defined.   For   purposes  of  any
          determination  under  Section 8.3 of this Article VIII, a person shall be  deemed  to  have  acted  in  good  faith  and in a  manner  he/she reasonably  believed to be in or not opposed to the best  interests of
          the   Corporation,   or,  with  respect  to  any  criminal  action  or
          proceeding, to have had no reasonable cause to believe his/her conduct was  unlawful,  if his/her  action is based on the records or books of account of the  Corporation or another  enterprise,  or on information supplied  to him/her by the  officers  of the  Corporation  or another enterprise  in the course of their  duties,  or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent  certified public accountant,  or by an appraiser or other expert  selected  with  reasonable  care by the  Corporation  or another  enterprise.  The term  "another  enterprise"  as used in this
          Section 8.4 shall mean any other corporation or any partnership, joint venture,  trust,  employee  benefit plan or other  enterprise of which such person is or was serving at the request of the  Corporation  as a director,  officer,  employee or agent. The provisions of this Section
          8.4 shall not be  deemed  to be  exclusive  or to limit in any way the circumstances  in  which  a  person  may be  deemed  to  have  met the applicable  standard of conduct  set forth in  Sections  8.1 or 8.2 of this Article VIII, as the case may be.

               Section  8.5.  Indemnification  by a Court.  Notwithstanding  any
          contrary  determination in the specific case under Section 8.3 of this
          Article VIII,  and  notwithstanding  the absence of any  determination thereunder,  any  director  or  officer  may  apply  to any  court  of competent jurisdiction in the State of Delaware for indemnification to the extent  otherwise  permissible  under Sections 8.1 and 8.2 of this
          Article VIII. The basis of such  indemnification by a court shall be a determination  by such court that  indemnification  of the director or officer  is proper in the  circumstances  because  he/she  has met the applicable  standards  of conduct set forth in Sections  8.1 or 8.2 of
          this  Article   VIII,   as  the  case  may  be.   Neither  a  contrary
          determination  in the specific  case under Section 8.3 of this Article
          VIII  nor the  absence  of any  determination  thereunder  shall  be a defense to such  application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification  pursuant to this Section 8.5 shall be given to the  Corporation  promptly upon the filing of such  application.  If successful,  in whole or in part, the director or officer seeking  indemnification shall also be entitled to be paid the expense of prosecuting such application.

               Section 8.6. Expenses Payable in Advance.  Expenses incurred by a director or officer in defending  or  investigating  a  threatened  or pending action, suit or proceeding shall be paid by the Corporation in advance of the final  disposition  of such action,  suit or proceeding upon  receipt of an  undertaking  by or on behalf of such  director or officer to repay such amount if it shall ultimately be determined that he/she  is  not  entitled  to be  indemnified  by the  Corporation  as authorized in this Article VIII.

               Section 8.7. Nonexclusivity of Indemnification and Advancement of
          Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of  any  other  rights  to  which  those  seeking  indemnification  or advancement of expenses may be entitled  under any other  provision of these By-Laws,  or similarly  entitled under any agreement,  contract, vote of stockholders or  disinterested  directors,  or pursuant to the direction (howsoever embodied) of any court of competent  jurisdiction or otherwise, both as to action in his/her official capacity and as to action in another  capacity  while  holding such office,  it being the
          policy  of  the  Corporation  that   indemnification  of  the  persons
          specified  in Sections  8.1 and 8.2 of this Article VIII shall be made to the fullest  extent  permitted by statute.  The  provisions of this
          Article  VIII shall not be deemed to preclude the  indemnification  of any person who is not specified in Sections 8.1 or 8.2 of this Article
          VIII,  but  whom  the  Corporation  has the  power  or  obligation  to indemnify under the provisions of statute of the State of Delaware, or otherwise.

               Section 8.8. Insurance. The Corporation may purchase and maintain insurance  on behalf of any person who is or was a director or officer of  the  Corporation,  or is or  was a  director  or  officer  of  the
          Corporation  serving at the request of the  Corporation as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust, employee benefit plan or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the
          Corporation  would  have the  power  or the  obligation  to  indemnify him/her  against such  liability  under the provisions of this Article
          VIII.

               Section 8.9.  Certain  Definitions.  For purposes of this Article
          VIII,  references to "the Corporation"  shall include,  in addition to the resulting corporation,  any constituent corporation (including any constituent of a constituent)  absorbed in a  consolidation  or merger which, if its separate  existence had continued,  would have had power and  authority to  indemnify  its  directors or officers,  so that any person  who  is or was a  director  or  officer  of  such  constituent corporation,  or is or was a director  or officer of such  constituent corporation serving at the request of such constituent  corporation as a  director,  officer,  employee  or  agent  of  another  corporation, partnership,  joint  venture,  trust,  employee  benefit plan or other enterprise,  shall stand in the same position  under the provisions of
          this  Article  VIII  with  respect  to  the   resulting  or  surviving
          corporation  as he/she  would have with  respect  to such  constituent corporation if its separate  existence had continued.  For purposes of this Article  VIII,  references  to "fines"  shall  include any excise taxes  assessed on a person with respect to an employee  benefit plan;
          and  references to "serving at the request of the  Corporation"  shall include any service as a director,  officer,  employee or agent of the
          Corporation  which  imposes  duties on, or involves  services by, such director or officer  with  respect to an employee  benefit  plan,  its participants  or  beneficiaries;  and a person who acted in good faith and in a manner he/she reasonably believed to be in the best interests of the  participants  and  beneficiaries  of an employee  benefit plan shall be deemed to have  acted in a manner  "not  opposed  to the best interests of the Corporation", as referred to in this Article VIII.

               Section 8.10.  Survival of  Indemnification  and  Advancement  of
          Expenses. The indemnification and advancement of expenses provided by, or granted  pursuant  to, this Article  VIII shall,  unless  otherwise provided when authorized or ratified,  continue as to a person who has ceased to be a director  or officer  and shall inure to the benefit of the heirs, executors and administrators of such a person.

               Section  8.11.  Limitation  on  Indemnification.  Notwithstanding
          anything  contained in this Article VIII to the  contrary,  except for proceedings  to  enforce  rights to  indemnification  (which  shall be governed  by  Section  8.5  hereof),  the  Corporation  shall  not  be obligated to indemnify  any director or officer in  connection  with a proceeding  (or part  thereof)  initiated  by such person  unless such proceeding  (or part  thereof) was  authorized  or consented to by the
          Board of Directors of the Corporation.

               The  Corporation  shall  indemnify  a  director  who  was  wholly successful,  on merits or otherwise, in the defense of any proceedings to which  he/she was a party  because  he/she  was a  director  of the
          Corporation   against  reasonable  expenses  incurred  by  him/her  in
          connection with the proceeding.

               Section  8.12.  Indemnification  of  Employees  and  Agents.  The
          Corporation  may,  to the extent  authorized  from time to time by the
          Board of  Directors,  provide  rights  to  indemnification  and to the advancement  of expenses to employees  and agents of the  Corporation, similar to those  conferred  in this  Article  VIII to  directors  and officers of the Corporation.

                                   ARTICLE IX

                                   Amendments

               Section 9.1. Amendments. These By-Laws may be altered, amended or repealed,  in whole or in part, or new By-Laws may be adopted:  (i) by the  affirmative  vote of a majority  of the  holders of record of the outstanding shares entitled to vote thereon, or by the written consent of the holders of record of a two-thirds  majority of the  outstanding shares entitled to vote thereon, except as such alteration,  amendment or  repeal  by any vote or  written  consent  of the  stockholders  is otherwise expressly  prohibited by statute; or (ii) by a majority vote of the Board of  Directors,  or by  unanimous  written  consent of the board,  except as such alteration,  amendment or repeal by any vote or action of the board is otherwise expressly prohibited by statute.

                                    ARTICLE X

                                Emergency By-Laws

               Section 10.1.  Emergency By-Laws.  The Emergency By-Laws shall be operative  during any  emergency in the conduct of the business of the
          Corporation  resulting  from an  attack on the  United  States or on a locality in which the Corporation conducts its business or customarily holds  meetings  of its Board of  Directors  or its  stockholders,  or during any nuclear or atomic disaster,  or during the existence of any catastrophe,  or similar emergency  condition,  as a result of which a quorum of the  Board of  Directors  or a  standing  committee  thereof cannot readily be convened for action,  notwithstanding  any provision to the  contrary  in the  preceding  By-Laws,  in the  Certificate  of
          Incorporation,  or in the statute. To the extent not inconsistent with the  provisions of this Section 10.1,  the By-Laws of the  Corporation shall remain in effect during any emergency, and upon its termination, the Emergency  By-Laws shall cease to be operative.  Any amendments to these  Emergency  By-Laws may make any further or different  provision that  may be  practical  and  necessary  for the  circumstance  of the emergency.

               During  any  such  emergency:  (A) a  meeting  of  the  Board  of
          Directors  or a  committee  thereof  may be called by any  officer  or director  of the  Corporation.  Notice  of the time  and  place of the meeting or  conference  call shall be given by the person  calling the meeting to such of the directors as it may be feasible to reach by any means of  communication.  Such  notice  shall be given at such time in advance of the meeting as circumstances  permit in the judgment of the
          person  calling  the  meeting;   (B)  the  director  or  directors  in
          attendance at the meeting shall constitute a quorum;  (C) the officers or  other  persons  designated  on a list  approved  by the  Board  of
          Directors  before the  emergency,  all in such order of  priority  and subject to such  conditions  and for such  period of time (not  longer than  reasonably  necessary after the termination of the emergency) as may be provided in the resolution  approving the list,  shall,  to the extent  required  to  provide a quorum at any  meeting of the Board of
          Directors,  be deemed the directors for such meeting; (D) the Board of
          Directors,  either before or during any such  emergency,  may provide, and from time to time modify,  lines of  succession  in the event that during such emergency any or all officers or agents of the Corporation shall for any  reason  be  rendered  incapable  of  discharging  their duties;  (E) the Board of Directors,  either before or during any such emergency, may, effective in the emergency,  change the head office or designate  several  alternative head offices or regional  offices,  or authorize  the  officers  so to do; and (F) to the extent  required to constitute  a quorum at any meeting of the Board of  Directors  during such an  emergency,  the officers of the  Corporation  who are present shall be deemed, in order of rank and within the same rank in order of seniority, the directors for such meeting.

               No officer,  director or employee  acting in accordance  with any provision  of these  Emergency  By-Laws  shall be  liable  except  for willful misconduct.

               These Emergency By-Laws shall be subject to alteration, amendment or  repeal  by the  further  actions  of the  Board  of  Directors  or stockholders of the Corporation.